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                                                                     EXHIBIT 3.3




                                     BYLAWS

                                       OF

                           RIVAL COMMUNICATIONS, INC.





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                                    CONTENTS

SECTION 1. OFFICES...................................................................        1

SECTION 2. SHAREHOLDERS..............................................................        1
   2.1   Annual Meeting..............................................................        1
   2.2   Special Meetings............................................................        1
   2.3   Meetings by Communication Equipment.........................................        1
   2.4   Date, Time and Place of Meeting.............................................        1
   2.5   Notice of Meeting...........................................................        2
   2.6   Waiver of Notice............................................................        2
   2.7   Fixing of Record Date for Determining Shareholders..........................        2
   2.8   Voting Record...............................................................        3
   2.9   Quorum......................................................................        3
   2.10  Manner of Acting............................................................        3
   2.11  Proxies.....................................................................        4
   2.12  Voting of Shares............................................................        4
   2.13  Voting for Directors........................................................        4
   2.14  Action by Shareholders Without a Meeting....................................        4

SECTION 3. BOARD OF DIRECTORS........................................................        4
   3.1   General Powers..............................................................        4
   3.2   Number and Tenure...........................................................        5
   3.3   Annual and Regular Meetings.................................................        5
   3.4   Special Meetings............................................................        5
   3.5   Meetings by Communications Equipment........................................        5
   3.6   Notice of Special Meetings..................................................        5
            3.6.1   Personal Delivery................................................        6
            3.6.2   Delivery by Mail.................................................        6
            3.6.3   Delivery by Private Carrier......................................        6
            3.6.4   Facsimile Notice.................................................        6
            3.6.5   Delivery by Telegraph............................................        6
            3.6.6   Oral Notice......................................................        6
   3.7   Waiver of Notice............................................................        6
            3.7.1   In Writing.......................................................        6
            3.7.2   By Attendance....................................................        7
   3.8   Quorum......................................................................        7
   3.9   Manner of Acting............................................................        7
   3.10  Presumption of Assent.......................................................        7
   3.11  Action by Board or Committees Without a Meeting.............................        7
   3.12  Resignation.................................................................        8
   3.13  Removal.....................................................................        8
   3.14  Vacancies...................................................................        8
   3.15  Executive and Other Committees..............................................        8
            3.15.1  Creation of Committees...........................................        8
            3.15.2  Authority of Committees..........................................        8
            3.15.3  Quorum and Manner of Acting......................................        9
            3.15.4  Minutes of Meetings..............................................        9
            3.15.5  Registration.....................................................        9
            3.15.6  Removal..........................................................        9
   3.16  Compensation................................................................        9

SECTION 4. OFFICERS..................................................................       10
   4.1   Appointment and Term........................................................       10
   4.2   Resignation.................................................................       10
   4.3   Removal.....................................................................       10
   4.4   Contract Rights of Officers.................................................       10
   4.5   Chairman of the Board.......................................................       10
   4.6   President...................................................................       10
   4.7   Vice President..............................................................       11
   4.8   Secretary...................................................................       11
   4.9   Treasurer...................................................................       11
   4.10  Salaries....................................................................       11

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS.....................................       12
   5.1   Contracts...................................................................       12
   5.2   Loans to the Corporation....................................................       12
   5.3   Checks, Drafts, Etc.........................................................       12
   5.4   Deposits....................................................................       12

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER................................       12
   6.1   Issuance of Shares..........................................................       12
   6.2   Certificates for Shares.....................................................       12
   6.3   Stock Records...............................................................       13
   6.4   Restriction on Transfer.....................................................       13
   6.5   Transfer of Shares..........................................................       13
   6.6   Lost or Destroyed Certificates..............................................       14

SECTION 7. BOOKS AND RECORDS.........................................................       14

SECTION 8. ACCOUNTING YEAR...........................................................       15

SECTION 9. SEAL......................................................................       15

SECTION 10. INDEMNIFICATION..........................................................       15
   10.1  Right to Indemnification....................................................       15
   10.2  Restrictions on Indemnification.............................................       15
   10.3  Advancement of Expenses.....................................................       16
   10.4  Right of Indemnitee to Bring Suit...........................................       16
   10.5  Procedures Exclusive........................................................       16
   10.6  Nonexclusivity of Rights....................................................       16
   10.7  Insurance, Contracts and Funding............................................       17
   10.8  Indemnification of Employees and Agents of the Corporation..................       17
   10.9  Persons Serving Other Entities..............................................       17

SECTION 11. AMENDMENTS...............................................................       17

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
            3.15.5  Resignation......................................................        9
            3.15.6  Removal..........................................................        9
   3.16  Compensation................................................................        9

SECTION 4. OFFICERS..................................................................       10
   4.1   Appointment and Term........................................................       10
   4.2   Resignation.................................................................       10
   4.3   Removal.....................................................................       10
   4.4   Contract Rights of Officers.................................................       10
   4.5   Chairman of the Board.......................................................       10
   4.6   President...................................................................       10
   4.7   Vice President..............................................................       11
   4.8   Secretary...................................................................       11
   4.9   Treasurer...................................................................       11
   4.10  Salaries....................................................................       11

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS.....................................       12
   5.1   Contracts...................................................................       12
   5.2   Loans to the Corporation....................................................       12
   5.3   Checks, Drafts, Etc.........................................................       12
   5.4   Deposits....................................................................       12

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER................................       12
   6.1   Issuance of Shares..........................................................       12
   6.2   Certificates for Shares.....................................................       12
   6.3   Stock Records...............................................................       13
   6.4   Restriction on Transfer.....................................................       13
   6.5   Transfer of Shares..........................................................       13
   6.6   Lost or Destroyed Certificates..............................................       14

SECTION 7. BOOKS AND RECORDS.........................................................       14

SECTION 8. ACCOUNTING YEAR...........................................................       15

SECTION 9. SEAL......................................................................       15

SECTION 10. INDEMNIFICATION..........................................................       15
   10.1  Right to Indemnification....................................................       15
   10.2  Restrictions on Indemnification.............................................       15
   10.3  Advancement of Expenses.....................................................       16
   10.4  Right of Indemnitee to Bring Suit...........................................       16
   10.5  Procedures Exclusive........................................................       16
   10.6  Nonexclusivity of Rights....................................................       16
   10.7  Insurance, Contracts and Funding............................................       17
   10.8  Indemnification of Employees and Agents of the Corporation..................       17
   10.9  Persons Serving Other Entities..............................................       17

SECTION 11. AMENDMENTS...............................................................       17


                                       ii
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                                     BYLAWS

                                       OF

                           RIVAL COMMUNICATIONS, INC.

                               SECTION 1. OFFICES

        The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.

                             SECTION 2. SHAREHOLDERS

2.1     ANNUAL MEETING

        The annual meeting of the shareholders shall be held on such date, time and place, either within or without the State of Washington, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.

2.2     SPECIAL MEETINGS

        The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

2.3     MEETINGS BY COMMUNICATION EQUIPMENT

        Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4     DATE, TIME AND PLACE OF MEETING

        Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board.



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2.5     NOTICE OF MEETING

        Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than twenty (20) nor more than sixty (60) days before such meeting. Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment which transmits a facsimile of the notice to like equipment which receives and reproduces such notice. If these forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders. Notice given in any other manner shall be deemed effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five (5) days after first publication.

2.6     WAIVER OF NOTICE

        Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance thereat in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7     FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS

        For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting,



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the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8     VOTING RECORD

        At least ten (10) days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for ten (10) days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent.

2.9     QUORUM

        A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10    MANNER OF ACTING

        If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.



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2.11    PROXIES

        A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12    VOTING OF SHARES

        Except as provided in the Articles of Incorporation or in Section 2.13 hereof, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.13    VOTING FOR DIRECTORS

        Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or (unless otherwise provided in the Articles of Incorporation) each such shareholder may cumulate such shareholder's votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of such shareholder's shares. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.14    ACTION BY SHAREHOLDERS WITHOUT A MEETING

        Any action which could be taken at a meeting of the shareholders may be taken without a meeting or a vote if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The taking of action by shareholders without a meeting or vote must be evidenced by one or more written consents describing the action taken, signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent.

                          SECTION 3. BOARD OF DIRECTORS

3.1     GENERAL POWERS

        All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.



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3.2     NUMBER AND TENURE

        The Board shall be composed of not less than two nor more than ten Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors. Directors need not be shareholders of the corporation or residents of the State of Washington and need not meet any other qualifications.

3.3     ANNUAL AND REGULAR MEETINGS

        An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee thereof, may specify the time and place either within or without the State of Washington for holding regular meetings thereof without notice other than such resolution.

3.4     SPECIAL MEETINGS

        Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any three Directors and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.

3.5     MEETINGS BY COMMUNICATIONS EQUIPMENT

        Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6     NOTICE OF SPECIAL MEETINGS

        Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.



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        3.6.1   PERSONAL DELIVERY

                If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two (2) days before the meeting.

        3.6.2   DELIVERY BY MAIL

                If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

        3.6.3   DELIVERY BY PRIVATE CARRIER

                If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three (3) days before the meeting.

        3.6.4   FACSIMILE NOTICE

                If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two (2) days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

        3.6.5   DELIVERY BY TELEGRAPH

                If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three (3) days before the meeting.

        3.6.6   ORAL NOTICE

                If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two (2) days before the meeting.

3.7     WAIVER OF NOTICE

        3.7.1   IN WRITING

                Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the



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Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

        3.7.2   BY ATTENDANCE

                A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.

3.8     QUORUM

        A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.9     MANNER OF ACTING

        If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.10    PRESUMPTION OF ASSENT

        A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business thereat, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11    ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

        Any action which could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.



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3.12    RESIGNATION

        Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13    REMOVAL

        At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. If the Articles of Incorporation permit cumulative voting in the election of Directors, then a Director may not be removed if the number of votes sufficient to elect such Director if then cumulatively voted at an election of the entire Board or, if there are classes of Directors, at an election of the class of Directors of which such Director is a part, is voted against the Director's removal.

3.14    VACANCIES

        Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15    EXECUTIVE AND OTHER COMMITTEES

        3.15.1  CREATION OF COMMITTEES

                The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.

        3.15.2  AUTHORITY OF COMMITTEES

                Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no



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such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee thereof, (d) adopt, amend or repeal Bylaws, (e) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

        3.15.3  QUORUM AND MANNER OF ACTING

                A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, if a quorum is present when the vote is taken the act of a majority of the members present shall be the act of the committee.

        3.15.4  MINUTES OF MEETINGS

                All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

        3.15.5  RESIGNATION

                Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

        3.15.6  REMOVAL

                The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16    COMPENSATION

                By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude



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any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                               SECTION 4. OFFICERS

4.1     APPOINTMENT AND TERM

        The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2     RESIGNATION

        Any officer may resign at any time by delivering written notice thereof to the corporation. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3     REMOVAL

        Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4     CONTRACT RIGHTS OF OFFICERS

        The appointment of an officer does not itself create contract rights.

4.5     CHAIRMAN OF THE BOARD

        If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

4.6     PRESIDENT

        If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the



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

Board's control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.7     VICE PRESIDENT

        In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8     SECRETARY

        If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9     TREASURER

        If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.10    SALARIES

        The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall



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

be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1     CONTRACTS

        The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2     LOANS TO THE CORPORATION

        No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3     CHECKS, DRAFTS, ETC.

        All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4     DEPOSITS

        All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

              SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1     ISSUANCE OF SHARES

        No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2     CERTIFICATES FOR SHARES

        Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.



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

6.3     STOCK RECORDS

        The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4     RESTRICTION ON TRANSFER

        Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

6.5     TRANSFER OF SHARES

        The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.



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

6.6     LOST OR DESTROYED CERTIFICATES

        In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                          SECTION 7. BOOKS AND RECORDS

        The corporation shall:

        (a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

        (b) Maintain appropriate accounting records.

        (c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

        (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

        (e) Keep a copy of the following records at its principal office:

                (i) the Articles of Incorporation and all amendments thereto as currently in effect;

                (ii) the Bylaws and all amendments thereto as currently in effect;

                (iii) the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three (3) years;

                (iv) the financial statements described in Section 23B.16.200(l) of the Washington Business Corporation Act, for the past three (3) years;

                (v) all written communications to shareholders generally within the past three (3) years;

                (vi) a list of the names and business addresses of the current Directors and officers; and

                (vii) the most recent annual report delivered to the Washington Secretary of State.



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

                           SECTION 8. ACCOUNTING YEAR

        The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                 SECTION 9. SEAL

        The Board may provide for a corporate seal which shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                           SECTION 10. INDEMNIFICATION

10.1    RIGHT TO INDEMNIFICATION

        Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of an executive officer of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2    RESTRICTIONS ON INDEMNIFICATION

        No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the



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

corporation is otherwise prohibited by applicable law from paying such indemnification, except that if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 10.2 shall be as set forth in such amended statutory provision.

10.3    ADVANCEMENT OF EXPENSES

        The right to indemnification conferred in this Section 10.3 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be deter-mined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.3.

10.4    RIGHT OF INDEMNITEE TO BRING SUIT

        If a claim under Section 10.1 or 10.3 of this Section is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this
Section 10.4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5    PROCEDURES EXCLUSIVE

        Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section 10.5 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6    NONEXCLUSIVITY OF RIGHTS

        The right to indemnification and the advancement of expenses conferred in this Section 10.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.



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

10.7    INSURANCE, CONTRACTS AND FUNDING

        The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

        The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9    PERSONS SERVING OTHER ENTITIES

        Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the corporation and entitled to indemnification and advancement of expenses under Sections 10.1 and 10.3 of this section.

                             SECTION 11. AMENDMENTS

        These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.



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        The foregoing Bylaws were adopted by the shareholders of the corporation on March 11, 1998.

                                       ------------------------------------
                                       Secretary